UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2025
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 13, 2025 (the “Effective Date”), P3 Health Group, LLC (“P3 LLC”), a subsidiary of P3 Health Partners Inc. (the “Company”), entered into a financing transaction with VBC Growth SPV 4, LLC (“VBC 4”), consisting of an unsecured promissory note (the “Promissory Note”) and warrants (the “Warrants”) to purchase shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). VBC 4 is a Delaware limited liability company managed by Chicago Pacific Founders GP III, L.P. (“CPF GP III”), an affiliate of the principal stockholder of the Company. The entry into the Promissory Note and the issuance of the Warrants was approved by a committee of independent, disinterested directors of the Company.
VBC 4 Promissory Note
The Promissory Note was issued by P3 LLC to VBC 4 on February 13, 2025, and provides for funding of up to $30.0 million (the “Promissory Note”), available for draw by P3 LLC in two tranches, as follows: (i) a first tranche of $15.0 million available to P3 LLC upon the Effective Date, and (ii) a second tranche of up to $15.0 million available at the Company’s sole option in a single draw, on or prior to March 15, 2025. The maturity date of the Promissory Note is August 13, 2028. Interest is payable at 19.5% per annum on a quarterly cycle (in arrears) beginning March 31, 2025. P3 LLC may elect to pay interest 11.5% in kind and 8.0% in cash, but if the terms of the Subordination Agreement (as defined below) do not permit P3 LLC to pay interest in cash, interest will be paid entirely in-kind. The Promissory Note may be prepaid, at the Company’s option, either in whole or in part, without penalty or premium, at any time and from time to time, subject to the payment of the back-end fee described below; provided that prepayments must be in increments of at least $1.5 million. The Promissory Note provides for mandatory prepayments with the proceeds of certain asset sales, and VBC 4 has the right to demand payment in full upon (i) a “Change of Control” of the Company and (ii) certain “Qualified Financings” (each as defined in the Promissory Note).
The Promissory Note restricts P3 LLC’s ability and the ability of its subsidiaries to, among other things, incur indebtedness and liens, and make investments and restricted payments. The maturity date may be accelerated as a remedy under certain default provisions in the Promissory Note, or in the event a mandatory prepayment event occurs.
Pursuant to the Promissory Note, P3 LLC will pay VBC 4 on the Effective Date an up-front fee of 1.5% of $30.0 million, the maximum draw amount. In addition, P3 LLC will pay VBC 4 a back-end fee at the time the loans issued under the Promissory Note are repaid as follows: (i) if repaid prior to March 31, 2025, 2.25% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; (ii) if repaid from April 1, 2025 through June 30, 2025, 4.5% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; (iii) if repaid from July 1, 2025 through September 30, 2025, 6.75% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; and (iv) if repaid on October 1, 2025 or later, 9.0% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date.
P3 LLC intends to use the proceeds of the Promissory Note to fund the Company’s ongoing working capital requirements.
Warrants
In connection with the Promissory Note, on February 13, 2025, P3 LLC, the Company and VBC 4 entered into a Warrant Agreement (the “Warrant Agreement”). Pursuant to the Warrant Agreement, P3 LLC issued Warrants to VBC 4 to purchase 71,406,480 shares of Common Stock, at an exercise price of $0.2068 per share. Each Warrant will be exercisable only following Company stockholder approval of the issuance of the shares of Common Stock underlying the Warrants pursuant to the Nasdaq Listing Rules (as described below). The number of shares of Common Stock for which the Warrant is exercisable and the exercise price may be adjusted upon any event involving subdivisions, certain Fundamental Transactions (as defined in the Warrant Agreement), combinations, distributions, recapitalizations and like transactions. Pursuant to the Warrant Agreement, the Warrants and the right to purchase shares of Common Stock upon the exercise of the Warrants will terminate on February 13, 2032.
Under the Warrant Agreement, shares of Common Stock may not be issued pursuant to the Warrant and the Warrant shall not be exercisable for shares of Common Stock unless and until the Company shall have obtained stockholder approval thereof pursuant to the Nasdaq Listing Rules. The Company has agreed to use its reasonable best efforts to obtain such stockholder approval at the 2025 annual meeting of Company stockholders. If the Company does not obtain such stockholder approval at the 2025 annual meeting, the Company has agreed to call up to three special meetings of Company stockholders every six months thereafter (which may also be an annual meeting of stockholders) to seek such stockholder approval until the earliest of (x) the date such stockholder approval is obtained and (y) December 31, 2026.
VBC 4 Subordination Agreement
In connection with the transactions described above, P3 LLC entered into a subordination agreement, dated as of February 13, 2025 (the “VBC 4 Subordination Agreement”), with CRG Servicing LLC, as administrative agent under P3 LLC’s existing term loan facility (the “Term Loan Facility”) and VBC 4. Pursuant to the VBC 4 Subordination Agreement, VBC 4 agreed to subordinate its right of payment under the Promissory Note to the right of payment and security interests of the lenders under the Term Loan Facility. The terms of the VBC 4 Subordination Agreement will effectively require P3 LLC to pay all interest under the Promissory Note in-kind.
Amendment to Term Loan Agreement
In connection with the transactions described above, on February 13, 2025, P3 LLC entered into the Seventh Amendment (the “Seventh Amendment”) to that certain Term Loan Agreement, dated as of November 19, 2020, by and among P3 LLC, as borrower, the subsidiary guarantors party thereto, the lenders from time to time party thereto and CRG Servicing LLC, as administrative agent and collateral agent. The Seventh Amendment permits the issuance of the Promissory Note and the entry into the VBC 4 Subordination Agreement.
The foregoing descriptions of the Promissory Note, the Warrant Agreement, the Subordination Agreement and the Seventh Amendment do not purport to be complete and each is qualified in its entirety by the terms of the Promissory Note, the Warrant Agreement, the Subordination Agreement and the Seventh Amendment, respectively, copies of which are filed herewith as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure included in Item 1.01 above is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure included in Item 1.01 above relating to the Warrant Agreement and the Warrants is incorporated herein by reference. The Warrants were, and the shares underlying the Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Unsecured Promissory Note, dated February 13, 2025, by and between P3 Health Group, LLC and VBC Growth SPV 4, LLC.
10.2	Warrant Agreement, dated February 13, 2025, by and among P3 Health Group, LLC, P3 Health Partners Inc. and VBC Growth SPV 4, LLC.
10.3	Subordination Agreement, dated February 13, 2025, by and among P3 Health Group, LLC, CRG Servicing LLC and VBC Growth SPV 4, LLC.
10.4
Seventh Amendment to Term Loan Agreement, dated as of February 13, 2025, by and among P3 Health Group, LLC, as borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and CRG Servicing LLC, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	February 18, 2025	By:	/s/ Leif Pedersen
Leif Pedersen
Chief Financial Officer